Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated December 24, 2009 on the financials statements and financial highlights of the Access Flex High Yield Fund and Access Flex Bear High Yield Fund of the Access One Trust included in the Annual Report to Shareholders for the fiscal year ended October 31, 2009 in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A, No. 333-28330) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Columbus, Ohio

February 22, 2010

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of

Access One Trust:

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
Columbus, Ohio
February 26, 2010